January 31, 2006

Fortissimo Acquisition Corp.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

Re: Fortissimo Acquisition Corp. ("Company")

Gentlemen:

Each of the undersigned hereby waives his/its right to exercise conversion rights with respect to any shares of the Company's common stock owned by the undersigned, directly or indirectly, and agrees that he/it will not seek conversion with respect to such shares in connection with any vote to approve a business combination (as is more fully described in the Company's Prospectus relating to the Company's initial public offering).

Very truly yours,

Fortissimo Capital Fund GP, L.P.

By: /s/ Yuval Cohen
Name: Yuval Cohen
Title: Managing Partner

/s/ Michael Chill
Michael Chill

/s/ Yair Seroussi
Yair Seroussi